UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 08, 2023

Finch Therapeutics Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40227	82-3433558
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Inner Belt Road
Somerville, Massachusetts		02143
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 229-6499

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.001 par value per share	FNCH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On May 8, 2023, the Audit Committee of the Board of Directors (the “Audit Committee”) of Finch Therapeutics Group, Inc. (the “Company”) approved the dismissal of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm, effective May 12, 2023.

Also on May 8, 2023, the Audit Committee approved the engagement, effective May 12, 2023, of Wolf & Company, P.C. (“Wolf”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The Audit Committee’s decision was made with the goal of reducing ongoing costs related to the Company’s annual audit.

The reports of Deloitte on the Company’s consolidated financial statements for the years ended December 31, 2021 and 2022 did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles, with the exception that the report dated March 23, 2023 contained the following explanatory paragraph:

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's recurring losses from operations incurred since inception, the expectation of continuing operating losses for the foreseeable future, and uncertainty around the shift in business strategy, raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

During the years ended December 31, 2021 and 2022, and through May 8, 2023, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference thereto in their reports.

During the years ended December 31, 2021 and 2022, and through May 8, 2023, there were no “reportable events” requiring disclosure pursuant to Item 304(a)(1)(v) of Regulation S-K, except that, as previously disclosed, in connection with its initial public offering, the Company identified a material weakness in its internal control over financial reporting as of December 31, 2019 related to: (1) an ineffective control environment, including a lack of sufficient accounting personnel and personnel with financial reporting expertise; (2) ineffective controls over cutoff, recording and classification of certain accounts, and the valuation and recognition of intangible assets acquired in a business combination that occurred in 2017; (3) ineffective risk assessment controls, including those policies and practices that would identify changes in business practices, which could significantly impact the Company’s consolidated financial statements and system of internal controls; and (4) ineffective monitoring of controls related to the financial close and reporting process. This material weakness was remediated as of December 31, 2021.

The Company provided Deloitte with a copy of this Current Report on Form 8-K (this “Current Report”) prior to filing with the U.S. Securities and Exchange Commission (the “SEC”). The Company requested that Deloitte furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. A copy of Deloitte’s letter, dated May 11, 2023, is filed as Exhibit 16.1 to this Current Report.

During the years ended December 31, 2021 and 2022, and through May 8, 2023, neither the Company nor anyone acting on its behalf consulted Wolf regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed; or on the type of audit opinion that might be rendered on the consolidated financial statements of the Company, and neither a written report nor oral advice was provided to the Company that Wolf concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
16.1	Letter of Deloitte & Touche LLP, dated May 11, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FINCH THERAPEUTICS GROUP, INC.

Date:	May 11, 2023	By:	/s/ Mark Smith
Mark Smith, Ph.D. Chief Executive Officer